Exhibit 99.1

Critical Path, Inc.

Pro Forma Consolidated Balance Sheet

As of September 30, 2007

	Actual as of September 30, 2007	Pro Forma Adjustments		Pro Forma as of September 30, 2007
ASSETS
Current assets
Cash and cash equivalents	$11,341	$2,525	a	$13,866
Accounts receivable, net	10,794			10,794
Other current assets	2,680			2,680

Total current assets	24,815	2,525		27,340
Property and equipment, net	2,325	(564	)b	1,761
Goodwill	7,766			7,766
Restricted Cash	212			212
Other assets	167			167

Total assets	$35,285	$1,961		$37,246

LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,292			$4,292
Accrued compensation and benefits	3,565	$27	c	3,592
Income and other tax liabilities	1,308			1,308
Other accrued liabilities	8,121	$459	d	8,580
Deferred revenue	8,066	(220	)e	7,846
Notes payable, short-term	25,638			25,638
Capital lease and other obligations, current	8			8

Total current liabilities	50,998	266		51,264
Deferred revenue long-term	660			660
Notes payable, long-term	—			—
Income and other tax liabilities, long-term	3,600			3,600
Embedded derivative liability	430			430

Total liabilities	55,688	266		55,954

Redeemable preferred stock	144,821			144,821

Shareholders’ deficit
Common stock and additional paid-in-capital	2,170,874			2,170,874
Accumulated deficit	(2,335,495)	1,695		(2,333,800)
Accumulated other comprehensive loss	(603)			(603)

Total shareholders’ deficit	(165,224)	1,695		(163,629)
Total liabilities, redeemable preferred stock and shareholders’ deficit	$35,285	$1,961		$37,246

(a)	Critical Path received consideration of $2.525 million in connection with the sale. The Buyer will also pay an additional $0.675 million if certain post-closing conditions related to achievement of revenue milestones are satisfied. However, such contingent consideration is not included as a pro forma adjustment to the Pro Forma Consolidated Balance Sheet as of September 30, 2007.

(b)	This adjustment represents the value of certain Supernews assets which will no longer be utilized by the Company following the transition of the Supernews business to the Buyer.

(c)	This adjustment represents estimated employee severance and benefits costs associated with the transaction.

(d)	This adjustment represents the estimated cost of Supernews vendor terminations and costs directly attributable to the transaction, including investment advisory, legal and accounting fees.

(e)	This adjustment represents the value of certain Supernews liabilities which are being transferred to the Buyer as part of the sale.

Critical Path, Inc.

Pro Forma Statements of Operations

Nine Months ended September 30, 2007

	Actual Nine Months Ended September 30, 2007	Pro Forma Adjustments		Pro Forma Nine Months Ended September 30, 2007
NET REVENUE
Software licensing	$11,158	$—		$11,158
Hosted messaging	3,441	(3,441	)a	—
Professional services	7,176	—		7,176
Maintenance and support	13,811	—		13,811

Total net revenue	35,586	(3,441)		32,145
COST OF NET REVENUE
Software licensing	3,672	—		3,672
Hosted messaging	2,236	(2,236	)a	—
Professional services	5,798	—		5,798
Maintenance and support	4,193	—		4,193

Total cost of net revenue	15,899	(2,236)		13,663

GROSS PROFIT	19,687	(1,205)		18,482
OPERATING EXPENSES
Selling and marketing	9,257	(92	)b	9,165
Research and development	7,075	—		7,075
General and administrative	8,316	—		8,316
Restructuring expense	194	—		194
Gain on sale of assets	(129)	—		(129)

Total operating expenses	24,713	(92)		24,621

OPERATING LOSS	(5,026)	(1,113)		(6,139)
Other expense net	(974)	—		(974)
Interest expense, net	(3,120)	—		(3,120)

Loss before provision for income taxes	(9,120)	(1,113)		(10,233)
Provision for income taxes	(320)	—		(320)

NET LOSS	(9,440)	(1,113)		(10,553)
Accretion on redeemable preferred stock	(11,157)	—		(11,157)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(20,597)	$(1,113)		$(21,710)

Net loss per share attributable to common	$(0.56)			$(0.59)

Shares used in the per share calculations	36,957			36,957

(a)	This adjustment represents the revenues and cost of revenues attributable to Supernews for the nine months ended September 30, 2007.

(b)	This adjustment represents the direct operating expenses attributable to Supernews for the nine months ended September 30, 2007.

Critical Path, Inc.

Pro Forma Statements of Operations

Year ended December 31, 2006

	Actual Year Ended December 31, 2006	Pro Forma Adjustments		Pro Forma Year Ended December 31, 2006
NET REVENUE
Software licensing	$12,876	$—		$12,876
Hosted messaging	4,775	(4,775	)a	—
Professional services	10,539	—		10,539
Maintenance and support	18,240	—		18,240

Total net revenue	46,430	(4,775)		41,655
COST OF NET REVENUE
Software licensing	4,447	—		4,447
Hosted messaging	3,142	(3,142	)a	—
Professional services	8,156	—		8,156
Maintenance and support	5,216	—		5,216

Total cost of net revenue	20,961	(3,142)		17,819

GROSS PROFIT	25,469	(1,633)		23,836
OPERATING EXPENSES
Selling and marketing	12,515	(130	)b	12,385
Research and development	9,815	—		9,815
General and administrative	11,914	—		11,914
Restructuring expense	1,278	—		1,278
Gain on sale of assets	(3,187)	—		(3,187)

Total operating expenses	32,335	(130)		32,205

OPERATING LOSS	(6,866)	(1,503)		(8,369)
Other income, net	421	—		421
Interest expense, net	(3,654)	—		(3,654)

Loss before provision for income taxes	(10,099)	(1,503)		(11,602)
Provision for income taxes	(867)	—		(867)

NET LOSS	(10,966)	(1,503)		(12,469)
Accretion on redeemable preferred stock	(14,117)	—		(14,117)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(25,083)	$(1,503)		$(26,586)

Net loss per share attributable to common	$(0.69)			$(0.73)

Shares used in the per share calculations	36,174			36,174

(a)	This adjustment represents the revenues and cost of revenues attributable to Supernews for the year ended December 31, 2006.

(b)	This adjustment represents the direct operating expenses attributable to Supernews for the year ended December 31, 2006.